SHANE THUESON
                            10972 SOUTH CINDY CIRCLE
                           SALT LAKE CITY, UTAH 84092


                                 AUGUST 24, 2000


Board of Directors
Telkonet, Inc.
670 Ritchie Highway, 2nd Floor
Severna Park, Maryland 21146


Gentlemen:

         The undersigned hereby resigns, effective August 30, 2000, as an officer and director of Telkonet, Inc.

                                               Sincerely,


                                               /s/ Shane Thueson
                                               Shane Thueson